CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement of our report dated February 3, 2006, except for Note 18 which is March 16, 2006, relating to the consolidated financial statements and financial statement schedule of Adams Golf, Inc., appearing in the Annual Report on Form 10-K, as amended, of Adams Golf, Inc. for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in this reoffer prospectus, which is part of such Registration Statement.

/s/ KBA GROUP LLP
Dallas, Texas
July 13, 2006